Exhibit 10.1

Amendment No. 1 to Gulfport Energy Corporation

2005 Stock Incentive Plan

The Gulfport Energy Corporation 2005 Stock Incentive Plan is hereby amended as follows:

1. Amendment.

Delete Section 4.1 and replace it, in its entirety, with the following:

“4.1 Share Reserve. Subject to the provisions of Section 11.1 relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock which may be issued upon exercise of all Awards under the Plan, including Incentive Stock Options, shall not exceed One Million Nine Hundred Four Thousand Six Hundred Six (1,904,606) shares less 627,337, the total number of shares underlying options granted to Employees prior to the adoption of this Plan and outstanding on the Effective Date under the Gulfport Energy Corporation 1999 Stock Option Plan (“Prior Outstanding Options”). If, prior to the termination of the Plan, a Prior Outstanding Option shall expire, be forfeited, cancelled or terminate for any reason without having been exercised in full, the shares subject to such expired, forfeited, cancelled or terminated Prior Outstanding Options shall again be available for purposes of the Plan and the number of shares of Common Stock which may be issued upon the exercise of Awards under the Plan shall be increased by the number of shares of Common Stock underlying such expired, forfeited or terminated Prior Outstanding Options. In no event, however, will the maximum aggregate amount of Common Stock which may be issued upon exercise of all Awards under the Plan, including Incentive Stock Options, exceed 1,904,606 shares of Common Stock, subject to adjustment in accordance with Section 11.1 hereof. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan.”

2. Execution. To record the adoption of the Amendment by the Board, the Company has caused its authorized officer to execute the Amendment as of the date specified below.

[Signature Page Follows]

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused Amendment No. 1 to the Gulfport Energy Corporation 2005 Stock Incentive Plan to be executed effective as of the 9th day of September, 2005.

Gulfport Energy Corporation

By:	/s/ Mike Liddell
Mike Liddell
Chief Executive Officer

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